UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2005

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-15991

Nevada	58-2189551
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9955 AirTran Boulevard
Orlando, Florida 32827
(Address of principal executive offices, including zip code)

407-251-5600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

Rule 10b5-1(c) of the Securities Exchange Act of 1934 provides an exemption to the insider trading rules in the form of an affirmative defense. According to the Securities and Exchange Commission, the provision is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision and will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those preplanned transactions at a later time, even if they later become aware of material nonpublic information.

Pursuant to Rule 10b5-1(c), Lewis H. Jordan, who is member of the Board of Directors of AirTran Holdings, Inc., has informed the company that he adopted a written plan agreement relating to certain future sales of AirTran Holdings, Inc. (NYSE: AAI) common stock beneficially owned by him.

A copy of the press release dated December 1, 2005 announcing the plan is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

    99.1 Press Release dated December 1, 2005

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: December 01, 2005	By:	/s/ Richard P. Magurno
Richard P. Magurno
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated December 1, 2005